UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 14, 2009

The Resourcing Solutions Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52740	83-0345237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Ave., Suite 101, Charlotte, North Carolina	28226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (704) 643-0676

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01    Entry into Material Definitive Agreement.

Effective January 14, 2009, the Registrant entered into a Stock Purchase Agreement with Clarendon National Insurance Company, a wholly-owned subsidiary of Clarendon Insurance Group, Inc. to acquire all of the issued and outstanding common stock of Clarendon Select Insurance Company. The purchase price is $250,000, of which $100,000 was paid upon the execution of the letter of intent and $150,000 to be paid at closing. The proposed closing date is no later than March 31, 2009 or within three (3) days of the receipt by the Registrant of applicable governmental approvals.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

In the event that the acquisition is closed, the Registrant will file a new report on Form 8K under Item 2.01 and will file the required financial statements and pro forma financial information within 71 days of the date of such new  report.

Exhibit	Description

10.1	Stock Purchase Agreement dated January 14, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RESOURCING SOLUTIONS GROUP, INC.

Dated: January 20, 2009	By:	/s/ Gary Musselman
President and Chief Executive Officer
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